UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2017

Apollo Endosurgery, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35706	16-1630142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1120 S. Capital of Texas Highway Building 1, Suite #300 Austin, Texas 78746 (Address of principal executive offices) (Zip Code)
(512) 279-5100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2):
Emerging growth company 
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. 

Item 8.01    Other Events.
On October 27, 2017, Apollo Endosurgery, Inc. (the “Company”) entered into a Clinical Trial Agreement with Mayo Clinic to undertake the MERIT-Trial (Multi-center ESG Randomized Interventional Trial), the first, prospective randomized multi-center controlled trial evaluating the efficacy of the endoscopic sleeve gastrectomy (“ESG”) procedure in producing significant and medically-relevant long-term weight loss and improvement of obesity associated co-morbidities. This investigator-sponsored clinical study is expected to commence in the fourth quarter of 2017.
ESG is an endoscopic minimally invasive weight loss procedure based on full-thickness endoscopic suturing using Apollo’s OverStitch™ device. In the ESG procedure, full-thickness endoscopic suturing is used to reduce the stomach volume by 80% through a series of endolumenally placed full-thickness sutures through the gastric wall in order to create a restrictive endoscopic sleeve.
The MERIT-Trial will be conducted at up to eight sites in the United States. The trial’s purpose is to evaluate the long-term safety and efficacy of ESG compared to efficacy endpoints set forth in a consensus statement of the American Society of Gastrointestinal Endoscopy (ASGE) and the American Society of Metabolic Bariatric Surgery (ASMBS) and its impact on obesity related co-morbidities in patients with obesity and body mass index (BMI) between 30 - 45 kg/m².
The trial is expected to enroll two hundred patients (80 treatment / 120 control), stratified into three groups (Obesity, Obesity with hypertension, Obesity with diabetes). All treatment participants will undergo ESG, receive a repeat upper endoscopy at 52 weeks +/- 4 weeks to evaluate and continued follow-up for twelve additional months. Control participants will follow a low-calorie, healthy lifestyle intervention for twelve months and then may be eligible for crossover to receive the ESG.
The trial will have two levels: 1) the randomized study phase with primary outcomes for both treatment and control participants evaluated at twelve months, and 2) the crossover, non-randomized study phase with outcomes for a) the initial treatment participants at 24 months after their ESG, and b) the control cross-over participants evaluated at twelve months after their ESG.
Primary endpoints will be at least 25% average excess weight loss (EWL) measured at 12 months after ESG and at least 15% more EWL in the treatment participants compared to the control participants at 12 months, or, 15% more EWL in patients crossed over to ESG in the non-randomized phase of the trial compared to EWL in the twelve months prior to cross over. The trial’s safety endpoint is defined as a less than 5% serious adverse events rate.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO ENDOSURGERY, INC.

Dated:	November 1, 2017
		By:	/s/ Todd Newton
		Name:	Todd Newton
		Title:	Chief Executive Officer